[LETTERHEAD OF STEEL OF WEST VIRGINIA, INC.]

                                                                    May 19, 1995

Dear Stockholder:

    It is our pleasure to invite you to the Annual Meeting of Stockholders of Steel of West Virginia, Inc. to be held on Thursday, June 29, 1995 at 10:30 a.m. at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia.

    Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

    We sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Sincerely,

                                          ROBERT L. BUNTING, JR.
                                          Chairman

                          STEEL OF WEST VIRGINIA, INC.
                           17th Street and 2nd Avenue
                        Huntington, West Virginia 25703

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 29, 1995

    The Annual Meeting of Stockholders of Steel of West Virginia, Inc. (the "Company") will be held at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia on Thursday, June 29, 1995, at 10:30 a.m. for the following purposes:

       1. To elect directors of the Company for the ensuing year.

       2. To approve the Steel of West Virginia, Inc. 1995 Employee Stock Option Plan, as set forth and described in the attached Proxy Statement.

       3. To approve the Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan, as set forth in the attached Proxy Statement.

       4. To approve the amendment of the Company's Certificate of Incorporation to authorize 4,000,000 additional shares of Common Stock and to eliminate all of the authorized non-voting common stock, as set forth and described in the attached Proxy Statement.

       5. To ratify the reappointment of Ernst & Young LLP as independent accountants for the Company.

       6. To transact such other business as may properly come before the meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on May 15, 1995 as the record date for determination of stockholders entitled to notice and to vote at the meeting and any adjournments thereof.

    IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          STEPHEN A. ALBERT
                                          Secretary

May 19, 1995

                          STEEL OF WEST VIRGINIA, INC.
                           17th Street and 2nd Avenue
                        Huntington, West Virginia 25703

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 29, 1995

                              GENERAL INFORMATION

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Steel of West Virginia, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia on Thursday, June 29, 1995, at 10:30 a.m. and any adjournments thereof.

    When the enclosed proxy is properly executed and returned, the shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the nominees for directors set forth below; (ii) FOR the approval of the Steel of West Virginia, Inc. 1995 Employee Stock Option Plan (the "Management Option Plan"); (iii) FOR the approval of the Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan (the "Director Option Plan" and, together with the Management Option Plan, the "Option Plans");
(iv) FOR the proposed amendment of the Company's Certificate of Incorporation to authorize 4,000,000 additional shares of Common Stock and to eliminate all of the authorized non-voting common stock; (v) FOR the ratification of the reappointment of Ernst & Young LLP as independent accountants for the Company; and (vi) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

    The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made only by mail; provided, however, that officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

    The approximate mailing date of this Proxy Statement and the accompanying proxy is May 19, 1995.

                                 VOTING RIGHTS

    Only stockholders of record at the close of business on May 15, 1995, will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were 6,953,360 shares of Common Stock outstanding, the holders of which are entitled to one vote per share on each matter to come before the meeting. Voting rights are non-cumulative. A majority of the outstanding shares will constitute a quorum at the meeting and abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

    Directors are elected by plurality vote. The approval of the Option Plans, the approval of the amendment of the Company's Certificate of Incorporation, and the ratification of the reappointment of

Ernst & Young LLP will require the affirmative vote of a majority of those shares of Common Stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes will not be counted in the election of directors or in determining whether such approval or ratification has been given.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of May 15, 1995, the beneficial ownership of Common Stock of each person known to the Company who owns more than 5% of the issued and outstanding Common Stock.

               NAME AND ADDRESS             AMOUNT AND NATURE OF    PERCENT OF
             OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP      CLASS
- -----------------------------------------   --------------------    ----------
FMR Corp. ...............................          921,100(1)          13.25
  82 Devonshire Street
  Boston, Massachusetts 02109
Neuberger & Berman.......................          804,100(2)          11.56
  605 Third Avenue
  New York, NY 10158
Robert L. Bunting, Jr. ..................          526,380              7.57
  c/o Steel of West Virginia, Inc.
  17th Street and 2nd Avenue
  Huntington, West Virginia 25703
Mesirow Asset Management, Inc. ..........          394,600(3)           5.67
  350 North Clark Street
  Chicago, IL 60610

- ------------

(1) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 921,100 shares of Common Stock as a result of acting as investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 600,000 shares of Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 697,900 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 223,200 shares of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp. through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 223,200 shares of Common Stock owned by the institutional account(s) as reported above. Edward C. Johnson 3d and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock, form a controlling group with respect to FMR Corp. The information set forth herein is based on a Schedule 13G dated February 13, 1995 filed by FMR Corp. with the Securities and Exchange Commission.

(2) Neuberger & Berman ("Neuberger") has (i) sole voting power with respect to 492,100 shares of Common Stock, (ii) shared voting power with respect to 115,000 shares of Common Stock, and (iii) shared dispositive power with respect to 804,100 shares of Common Stock. The information set forth herein is based on a Schedule 13G dated February 10, 1995 filed by Neuberger with the Securities and Exchange Commission.

(3) Mesirow Asset Management, Inc. ("MAM"), an investment advisor registered under Section 203 of the Investment Advisor Act of 1940, serves as investment advisor to Skyline Fund Special Equities Portfolio, a Massachusetts Business Trust; Mesirow Growth Fund, L.P., an Illinois limited partnership; and certain client accounts over which MAM has discretion. MAM has (i) shared voting power with respect to 394,600 shares of Common Stock, and (ii) shared dispositive power with respect to 394,600 shares of Common Stock. The information set forth herein is based on a Schedule 13G dated February 13, 1995 filed by MAM with the Securities and Exchange Commission.

PROPOSAL 1.  ELECTION OF DIRECTORS

    At the Annual Meeting of Stockholders, the entire Board of Directors, consisting of five members, is to be elected. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the five nominees named below. Each nominee named below is presently serving as a director of the Company and is anticipated to be available for election and able to serve. However, if any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

    The tables below and the paragraphs that follow present certain information concerning the nominees for director and the executive officers of the Company. Each elected director will serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. None of the Company's directors or executive officers has any family relationship with any other director or executive officer.

NOMINEES FOR DIRECTORS

                                                                             SHARES OF
                                                                            COMMON STOCK
                                                                   YEARS    BENEFICIALLY
                                             POSITIONS             WITH     OWNED AS OF       PERCENT
    NAME                      AGE           WITH COMPANY          COMPANY   MAY 15, 1995      OF CLASS
- ----------------------------  ---   ----------------------------  -------   ------------      --------
Robert L. Bunting, Jr. .....  61    Chairman of the Board, Chief     12        526,380(2)       7.57
                                      Executive Officer and
                                      President
Stephen A. Albert...........  42    Secretary and Director            8              0             0
Albert W. Eastburn(1).......  66    Director                          2          2,500             *
Daniel N. Pickens(1)........  45    Director                          2          1,000             *
Paul E. Thompson(1).........  64    Director                          1              0             0
All directors and executive
  officers as a group...........................................               554,660          7.98

- ------------

* Less than one percent

(1) Member of the Compensation and Benefits Committee and the Audit Committee. Mr. Thompson became a director of the Company in January, 1994. He filed a Form 3 with the Securities and Exchange Commission in respect to becoming a director on January 24, 1994.

(2) Of this amount, 233,710 shares are held in a trust for the benefit of Mr. Bunting's wife, Nancy L. Bunting, and 237,577 shares are held in a trust for the benefit of Mr. Bunting. Mr. and Mrs. Bunting are co-trustees of each of said trusts. These shares were transferred to the trusts by Mr. Bunting in December 1994. Mr. Bunting filed a Form 4, and each of the trusts filed a Form 3, with the Securities and Exchange Commission in respect of such transfers on April 26, 1995.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                                                    SHARES OF
                                                                                   COMMON STOCK
                                                                                   BENEFICIALLY
                                POSITIONS AND OFFICES               EXECUTIVE      OWNED AS OF     PERCENT
    NAME                           WITH THE COMPANY        AGE    OFFICER SINCE    MAY 15, 1995    OF CLASS
- ---------------------------   --------------------------   ---    -------------    ------------    --------
Timothy R. Duke............   Vice President, Treasurer    43          1988           17,140           *
                                and Chief Financial
                                Officer
Larry E. Gue...............   Vice President of Human      53          1988            7,140           *
                                Relations
T. Elton North.............   President, Marshall Steel,   47          1993              500           *
                                Inc.

- ------------

* Less than 1%

BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS

    Robert L. Bunting, Jr. has been Chairman of the Company, SWVA, Inc. ("SWVA") and Marshall Steel, Inc. ("Marshall"), the Company's wholly-owned subsidiaries, since April 1993, President, Chief Executive Officer and a director of the Company since December 1986 and President, Chief Executive Officer and a director of SWVA since its organization in 1982. Mr. Bunting was Works Manager of the Company's mini-mill before it was owned by SWVA. Before becoming President of the mini-mill, Mr. Bunting held various positions in the steel industry over a period of 27 years. Mr. Bunting received a bachelor of metallurgical engineering from Cornell University in 1955.

    Stephen A. Albert has been a director of the Company since December 1986. Since February 1989, Mr. Albert has been special counsel to the law firm of Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Company. Prior thereto, Mr. Albert was a member of the law firms of Feit & Ahrens and Feit & Shor, which were counsel to the Company until January 1989. Mr. Albert has been engaged in the practice of law in New York City since 1977.

    Albert W. Eastburn has been a director of the Company since April 1993. Mr. Eastburn was President and Chief Operating Officer of the Steel Group of Lukens, Inc., a leading specialized manufacturer of steel plate and stainless steel products ("Lukens"), from November 1988 until his retirement in 1991. Prior thereto, Mr. Eastburn held various positions at Lukens, which he joined as methods engineer in 1955.

    Daniel N. Pickens has been a director of the Company since April 1993. Mr. Pickens has been a Senior Vice President in the Corporate Finance Department of Wheat First Securities, Inc. ("Wheat First") since 1989. Prior thereto, Mr. Pickens held various positions at Wheat First, which he joined in 1981. Before joining Wheat First, Mr. Pickens practiced as an attorney in Philadelphia, Pennsylvania.

    Paul E. Thompson has been a director since January 1994. From 1986 until his retirement in 1992, Mr. Thompson was a Sub-District Director, District 23, of the United Steel Workers of America ("USWA"). Prior thereto, Mr. Thompson was a Staff Representative, District 23, of the USWA.

    Timothy R. Duke has been Vice President, Treasurer and Chief Financial Officer of the Company since March 1988 and was the Controller from June 1987 until March 1988. Mr. Duke was formerly the Manager--Operations Accounting at Joy Manufacturing Company, and served in various other positions at Joy Manufacturing Company from 1979 until he joined the Company. Mr. Duke is a certified public accountant, a certified management accountant and has more than 20 years of experience in private industry. He received a bachelor of science degree in business from Pennsylvania State University and a masters of business administration from Duquesne University.

    Larry E. Gue has been Vice President of Human Relations of SWVA, Inc. since March 1988 and had been Manager of Personnel and Public Relations of SWVA since its organization in 1982. Mr. Gue began working at the Company's mini-mill in 1971 as part of the maintenance team. At that time, Mr. Gue was actively involved in, and later became a leader of, the United Steel Workers of America (Local 37), the union which represents the Company's work force.

    T. Elton North has been President of Marshall since its organization in April 1993. From June 1992 until April 1993, Mr. North was Division Manager for the Memphis, Tennessee division of Marshall Steel Inc., a wholly-owned subsidiary of Marshall Steel Ltd., a Canadian steel company. This division was sold to the Company. Mr. North served as branch manager of Marshall Steel Ltd., from June 1991 to June 1992. Prior thereto, Mr. North served as marketing manager of Marshall Steel Ltd. for approximately six years.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 1994, the Board of Directors held seven meetings. During that period no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served during the period that he served on such Committees.

    The Company's Board of Directors has a Compensation and Benefits Committee (the "Compensation Committee") and an Audit Committee, both of which are comprised of directors who are not officers or employees of the Company. The Board of Directors does not have a standing nominating committee. The Compensation and Benefits Committee reviews employee compensation and benefits, and the Audit Committee reviews the scope of the independent audit, the appropriateness of the accounting policies, the adequacy of internal controls, the Company's year-end financial statements and such other matters relating to the Company's financial affairs as its members deem appropriate. During 1994, the Compensation Committee held eight meetings and the Audit Committee held one meeting.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the compensation earned for services rendered by the Company's Chief Executive Officer and each of the Company's executive officers whose aggregate compensation exceeded $100,000 during the years ended December 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                          ALL
                                                                                         OTHER
    NAME AND PRINCIPAL POSITION                  YEAR       SALARY        BONUS         COMPENSATION
- ----------------------------------------------   ----      --------      --------       -------

Robert L. Bunting, Jr., President,               1992      $225,000      $199,551       $12,686(2)
Chief Executive Officer and Director             1993       225,000         4,947        13,707(2)
                                                 1994       225,000       121,537(1)      9,957(2)

Timothy R. Duke, Vice President,                 1992      $128,190      $ 68,807       $ 6,143(3)
Treasurer and Chief Financial Officer            1993       128,190         4,947         6,143(3)
                                                 1994       132,228        69,375(1)      6,143(3)

Larry E. Gue, Vice President of Human            1992      $120,000      $ 68,807       $ 6,403(4)
Relations                                        1993       120,000         4,947         6,403(4)
                                                 1994       120,000        67,126(1)      6,403(4)

T. Elton North, President                        1992      $ n/a         $ n/a          $ n/a
Marshall Steel, Inc.                             1993        54,808        12,600         3,247(5)
                                                 1994        75,000        47,099(1)      9,690(5)

- ------------

(1) Does not include the following discretionary bonuses recognized in 1994 results of operations but paid in January 1995; $150,750 to Robert L. Bunting, Jr.; $75,000 to Timothy R. Duke; $30,000 to Larry E. Gue; and $42,000 to T. Elton North.

(2) Consists of $11,111, $11,250 and $7,500 contributions to a defined contribution plan and $1,575, $2,457 and $2,457 of costs of group-term life insurance coverage provided by the Company for 1992, 1993 and 1994 respectively.

(3) Consists of a $6,000 contribution to a defined contribution plan and $143 of costs of group-term life insurance coverage provided by the Company.

(4) Consists of a $6,000 contribution to a defined contribution plan and $403 of costs of group-term life insurance coverage provided by the Company.

(5) Consists of $2,188 and $3,750 contributions to a defined contribution plan, $1,020 and $5,850 for personal use of a company vehicle, and $40 and $90 of costs of group-term life insurance coverage provided by the Company for 1993 and 1994, respectively.

    The Company entered into a five-year employment agreement with Mr. Bunting on January 1, 1992. Mr. Bunting's base salary is $225,000 per year, subject to increase each year by the Board of Directors, which may also, in its discretion, pay bonuses to Mr. Bunting and other employees. Mr. Bunting's employment agreement contains a non-competition restriction for a period of one year following termination of the agreement. The agreement provides that the Company will purchase Mr. Bunting's and his family's shares of Common Stock of the Company upon his death, but only out of the proceeds of a $7 million key man life insurance policy covering Mr. Bunting which the Company has purchased and of which the Company is the beneficiary. The employment agreement also provides that Mr. Bunting will participate in the Company's retirement plan.

DIRECTORS' COMPENSATION

    The only directors who are compensated for services as a director are Albert
W. Eastburn, Daniel N. Pickens, and Paul E. Thompson, each of whom receives an annual retainer in the amount of

$6,000 plus $1,000 for each committee on which he serves. In addition, each such director receives a fee of $1,000 for each meeting of the Board of Directors, the Compensation Committee and the Audit Committee that he attends. Under this arrangement, during 1994 Messrs. Eastburn, Pickens and Thompson received $21,500, $21,000 and $15,500 respectively.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

    The Compensation Committee of the Board of Directors is comprised of directors who are not officers or employees of the Company. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors regarding the compensation and benefits of the Company's management. The Committee's philosophy is that the Company's goals are more likely to be achieved if management is encouraged to work together as a team and if final compensation is tied to the Company's and the individual's performance during the year, based on such Company factors as the change in operating income from the prior years, the Company's achievement of budgeted earnings objectives, and the Company's results of operations in light of economic conditions in the industry and the general economy, and such personal factors as the individual's supervision of or performance in his or her particular business unit, and his or her supervision of significant corporate projects. In the past, this philosophy has been implemented through the use of discretionary bonuses in which each person included in the bonus award, including the Company's Chief Executive Officer, received the same fixed percentage of salary as a bonus. Beginning with 1995, incentive compensation will be awarded to management personnel to the extent that the Company achieves certain corporate goals, and/or the particular individual achieves certain personal goals.

    Assuming that the stockholders approve the Management Option Plan, stock option grants will be awarded on a discretionary, case by case basis, after consideration of an individual's position, contribution to the Company, length of service with the Company, number of options held, and other compensation.

    The Company has not yet formulated a policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the provision was enacted as part of "OBRA '93" for compensation exceeding $1,000,000 in a taxable year paid to an executive officer, effective January 1, 1994).

FISCAL 1994 COMPENSATION

    In 1994, the base compensation of the Company's Chief Executive Officer, Robert L. Bunting, Jr., was $225,000, as established pursuant to the employment agreement between the Company and Mr. Bunting described above under "Executive Compensation". With respect to 1994, discretionary bonuses were awarded to management personnel, including the Company's Chief Executive Officer, as described above under "Executive Compensation", based on the Company having achieved a certain level of operating income. These discretionary bonuses, when added to base salaries, were determined by the Compensation Committee to be in accord with the Company's philosophy described above.

                             COMPENSATION COMMITTEE

                               Albert W. Eastburn
                               Daniel N. Pickens
                                Paul E. Thompson

PERFORMANCE GRAPH

    Below is a graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of companies included in the S&P 500 Stock Index and an index of peer companies selected by the Company. The graph assumes (i) investment of $100 on December 31, 1989 in the Company's Common Stock, the S&P 500 Index and common stock of the peer group and (ii) the reinvestment of all dividends. The peer group consists of Commercial Metals Co., Lukens, Inc., New Jersey Steel Corp., Nucor Corp. and Roanoke Electric Steel Corp.

                                                             1989   1990   1991    1992    1993    1994
                                                             ----   ----   -----   -----   -----   -----
PEER GROUP.................................................  100    93.8   117.3   124.3   105.9   105.4
SWVA.......................................................  100    84.0    72.0   264.0   408.0   352.0
S & P......................................................  100    96.7   126.1   135.7   149.4   151.3

PROPOSAL 2.  APPROVAL OF STEEL OF WEST VIRGINIA, INC.
              1995 EMPLOYEE STOCK OPTION PLAN.

PROPOSAL 3.  APPROVAL OF STEEL OF WEST VIRGINIA, INC.
              1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

    On March 16, 1995, the Board of Directors adopted, subject to stockholder approval, the Management Option Plan and the Director Option Plan, which provide that options to acquire shares of the Company's Common Stock ("Options") may be granted to officers, key employees and directors of the Company or its designated subsidiaries. The Board of Directors believes that Options provide performance incentives and assist the Company in attracting, motivating and retaining employees and non-employee directors to the benefit of the Company and its stockholders, and recommends approval of the Management Option Plan and the Director Option Plan by the stockholders. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the approval of the Management Option Plan and FOR the approval of the Director Option Plan.

                             MANAGEMENT OPTION PLAN

PURPOSES OF THE PLAN

    The purposes of the Management Option Plan are to enable the Company to attract, retain, and motivate certain key employees who are important to the success and growth of the business of the Company and designated subsidiaries and to create a long-term mutuality of interest between such employees and the stockholders of the Company by granting Options.

SHARES SUBJECT TO OPTIONS

    The Plan authorizes the issuance of up to 430,000 shares of Common Stock upon the exercise of Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs") granted to officers and key employees of the Company. Key employees are those active officers or other valuable employees of the Company that are selected by the Compensation Committee to participate in the Plan. In general, if Options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such Options will again be available for the grant of Options. No Options may be granted after five years from the Effective Date of the Management Option Plan.

TERMS OF OPTIONS

    In the case of ISOs, the exercise price of an Option may not be less than 100% of the Fair Market Value (as defined in the Management Option Plan) of a share of Common Stock at the time of grant (or 110% of such Fair Market Value if the grantee owns more than 10% of the shares of Common Stock outstanding at the time of grant (a "Ten Percent Shareholder")). NQSOs issued pursuant to the Management Option Plan will be exercisable at such price as may be fixed by the Compensation Committee. Shares purchased pursuant to the exercise of Options may be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) if the Common Stock is traded on a national securities exchange, through the delivery of instructions to a broker to deliver the purchase price; or (iii) on other terms acceptable to the Compensation Committee (which may include payment by the transfer of shares owned by the participant for at least six months or the surrender of Options).

    Options granted under the Management Option Plan are subject to restrictions on transfer and exercise. If the stockholders approve the Management Option Plan, each Option granted thereunder will be exercisable on and after the first anniversary of the date of grant. No Option granted under the Management Option Plan may be exercised prior to that time, subject to acceleration in the event of a Change of Control of the Company (as defined in the Management Option Plan) and subject to the authority of the Compensation Committee to permit earlier exercise in its sole discretion. Furthermore, no Option may be exercisable after the expiration of ten years from the date of its grant (or five years, in the case of ISOs granted to a Ten Percent Shareholder). No Option may be transferred, assigned, pledged or hypothecated in any way except by will or under applicable laws of descent and distribution.

    Options that were exercisable upon a participant's termination of employment other than for Cause (as defined in the Management Option Plan) remain exercisable following such termination until expiration of the Option; Options that were exercisable upon a participant's termination of employment for Cause terminate immediately. Except as otherwise determined by the Compensation Committee, Options that were not exercisable at the time of a participant's termination of employment by the Company shall automatically be canceled upon such termination. The Compensation Committee has the discretion under the Management Option Plan to impose in a participant's Option Agreement such other conditions, limitations and restrictions as it determines are appropriate in its sole discretion, including any waivers of rights which a participant may have.

    The Management Option Plan provides for the Committee to have the right to make appropriate adjustments in the number and kind of securities receivable upon the exercise of Options in the event of a stock split, stock dividend, merger, consolidation, reorganization, spinoff, partial or complete liquidation or other similar changes in the capital structure or other corporate transactions. The Management Option Plan also gives the Compensation Committee the option to terminate all outstanding Options effective upon the consummation of a merger or consolidation in which the Company is not the surviving entity or of any other transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or upon the consummation of the sale or transfer or all of the Company's assets (any such event an "Acquisition Event"), subject to the right of participants to exercise all outstanding Options prior to the effective date of the Acquisition Event.

ADMINISTRATION

    The Management Option Plan will be administered by the Compensation Committee, which is comprised of non-employee directors who are not eligible to receive options thereunder. The Compensation Committee may make such rules and regulations and establish such processes for administration of the Management Option Plan as it deems appropriate. The Management Option Plan provides that it may be amended by the Compensation Committee at any time, and from time to time, except that the rights of a participant with respect to Options granted prior to such amendment may not be materially impaired without the consent of such participant, and that no amendment may be made which materially increases the aggregate number of shares of Common Stock that may be issued under the Management Option Plan, decrease the minimum option price for any Option, or extend the maximum option period under the Management Option Plan, without stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

    The rules concerning the Federal income tax consequences with respect to the Options are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion of tax consequences is designed to provide a general understanding as of the date hereof. In addition, the following discussion does not set forth any state or local tax consequences that may be applicable.

INCENTIVE STOCK OPTIONS

    In general, a participant will not realize taxable income upon either the grant or the exercise of an ISO and the Company will not realize an income tax deduction at either such time. If the participant does not sell the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the participant and will not result in a tax deduction to the Company.

    If the participant disposes of the Common Stock acquired upon exercise of the ISO within either of the above mentioned time periods, the participant will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the Option exercise price, or (ii) the amount realized upon disposition over the Option exercise price. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized by the participant as ordinary income. Any gain in excess of such amount realized by the participant as ordinary income would be taxed as short-term or long-term capital gain (depending on the applicable holding period).

    In addition, please note that: (i) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their ISOs; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, without limitation, Internal Revenue Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (iii) the exercise of an ISO may have implications in the computation of alternative minimum taxable income; and (iv) in the event that the exercisability of an Option is accelerated because of a change in control, payments relating to the Option, either alone or together with certain other payments, may constitute parachute payments under Internal Revenue Code Section 280G, which excess amounts may be subject to excise taxes.

NONQUALIFIED STOCK OPTIONS

    A participant will realize no taxable income upon the grant of a NQSO and the Company will not receive a deduction at the time of such grant unless the Option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a NQSO the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the participant, the participant will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the participant as ordinary income.

    In addition, please note that: (i) any officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their NQSOs; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Internal Revenue Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (iii) the exercise of a NQSO has no effect on the compensation of alternative minimum taxable income, and (iv) in the event that the exercisability of an Option is accelerated because of a change in control, payments relating to the Option, either alone or together with certain other payments, may constitute parachute payments under Internal Revenue Code Section 280G, which excess amounts may be subject to excise taxes.

                              DIRECTOR OPTION PLAN

PURPOSES OF THE PLAN

    The purposes of the Director Option Plan are to enable the Company to attract, retain, and motivate the non-employee directors of the Company and to create a long-term mutuality of interest between such non-employee directors and the stockholders of the Company by granting Options.

SHARES SUBJECT TO OPTIONS

    The Plan authorizes the issuance of up to 70,000 shares of Common Stock upon the exercise of NQSOs granted to non-employee directors of the Company. A non-employee director is a director who is not an active employee of the Company and/or a designated subsidiary, including any director who is an officer of the Company but who is receiving no compensation as an employee from the Company or any designated subsidiary. In general, if Options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such Options will again be available for the grant of Options. No Options may be granted after five years from the Effective Date of the Director Option Plan.

GRANT AND TERMS OF OPTIONS

    On the Effective Date of the Director Option Plan and on each anniversary thereof commencing as of April 1, 1996, each non-employee director of the Company will be granted options to purchase 2,000 shares of Common Stock. The exercise price for the Options will be one hundred percent (100%) of the Fair Market Value (as defined in the Director Option Plan) of the Common Stock at the time of the grant of the Options.

    If the stockholders approve the Director Option Plan, each Option granted thereunder will be exercisable on and after the first anniversary of the date of grant. Shares purchased pursuant to the exercise of Options will be paid for at the time of exercise as follows: (i) in cash; (ii) by delivery of unencumbered shares of Common Stock held for at least six months; or (iii) a combination of cash and unencumbered shares of Common Stock.

    Options granted under the Director Option Plan are subject to restrictions on transfer and exercise. No Option granted under the Director Option Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of a Change of Control of the Company (as defined in the Director Option Plan). No Option may be transferred, assigned, pledged or hypothecated in any way except by will or under applicable laws of descent and distribution.

    Options that were exercisable upon a participant's termination of directorship for any reason other than for Cause (as defined in the Director Option Plan) remain exercisable following such termination until expiration of the Option; Options that were exercisable upon a participant's termination of directorship for Cause terminate immediately. Options that were not exercisable at the time of a participant's termination of directorship will automatically be canceled upon such termination.

    The Director Option Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of Options in the event of a stock split, stock dividend, merger, consolidation or reorganization. The Director Option Plan also provides that all outstanding Options will terminate effective upon the consummation of a merger, consolidation, liquidation or dissolution in which the Company is not the surviving entity, subject to the right of participants to exercise all outstanding Options prior to the effective date of the merger, consolidation, liquidation or dissolution.

ADMINISTRATION

    The Director Option Plan will be administered by the Compensation Committee. The Compensation Committee may make such rules and regulations and establish such processes for administration of the Director Option Plan as it deems appropriate subject to the provisions of the Director Option Plan. The Director Option Plan provides that it may be amended by the Compensation Committee at any time, and from time to time, to effect (i) amendments necessary or desirable in order that the Director Option Plan and the Options granted thereunder conform to all applicable laws, and (ii) any other amendments deemed appropriate, provided that no such amendment would cause the non-employee directors to cease to be "disinterested directors" (as defined in Rule 16b-3) with regard to the Director Option Plan or any other stock option or equity plan of the Company. Notwithstanding the foregoing, no amendment may be made which materially increases the aggregate number of shares of Common Stock that may be issued under the Director Option Plan, decrease the minimum option price for any Option, extend the maximum option period under the Director Option Plan, or change the eligibility requirements for participation in the Director Option Plan, without stockholder approval (unless such stockholder approval is no longer required as a condition of compliance with the requirements of Rule 16b-3). The Director Option Plan may be amended or terminated at any time by the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The rules concerning the Federal income tax consequences with respect to the Options are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion of tax consequences is designed to provide a general understanding as of the date hereof.

NONQUALIFIED STOCK OPTIONS

    A participant will realize no taxable income upon the grant of a NQSO and the Company will not receive a deduction at the time of such grant unless the Option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a NQSO the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the participant, the participant will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the participant as ordinary income.

    In addition, please note that directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their NQSOs.

                               NEW PLAN BENEFITS

    As of April 1, 1995, Options to acquire 78,000 shares of Common Stock authorized under the Option Plans have been granted, subject to stockholder approval, as follows: Robert L. Bunting, Jr. has been granted ISOs for 8,000 shares; Timothy R. Duke has been granted ISOs for 6,000 shares; Larry Gue has been granted ISOs for 3,000 shares; T. Elton North has been granted ISOs for 3,000 shares; all executive officers as a group have been granted ISOs for an aggregate of 20,000 shares; all directors who are not executive officers of the Company have been granted NQSOs for an aggregate of 8,000 shares (2,000 shares each); and all other employees of the Company have been granted ISOs for an aggregate of 50,000 shares. All of these Options will vest on April 1, 1996, are for a term of ten years and have an exercise price of $11 5/8 per share.

    On May 1, 1995, the closing sale price for the Common Stock on the National Association of Securities Dealers National Market was $11 3/4.

PROPOSAL 4.  AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
             AUTHORIZE 4,000,000 ADDITIONAL SHARES OF COMMON STOCK AND TO ELIMINATE ALL OF THE AUTHORIZED NON-VOTING SHARES OF COMMON STOCK

    The Certificate of Incorporation of the Company currently authorizes the issuance of up to 8,000,000 shares of Common Stock (6,953,360 shares of which are currently outstanding), and 500,000 shares of non-voting common stock (none of which are currently outstanding). The Board of Directors of the Company is proposing to amend the Certificate of Incorporation of the Company, to increase the number of authorized shares of Common Stock from 8,000,000 to 12,000,000 and to eliminate all of the authorized non-voting common stock. The Board of Directors has adopted and recommends that the stockholders approve the following resolution:

    "RESOLVED, that ARTICLE FOURTH of the Certificate of Incorporation of the Company is hereby amended in its entirety to read as follows:

        (a) 'FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is twelve million (12,000,000) shares of Common Stock, par value $.01 per share.' "

    In addition to the 6,953,360 shares of Common Stock outstanding, an additional 500,000 shares are reserved for issuance in connection with Options granted or available for grant under the Company's Option Plans (assuming the stockholders approve the Option Plans.) The additional authorized shares that would be available for issuance, if the proposed amendment to the Certificate of Incorporation is approved, may be issued for any proper corporate purpose at any time without further stockholder approval (subject, however, to applicable statutes or the rules of the National Association of Securities Dealers National Market which require stockholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company has no current agreements, commitments, plans or intentions to issue any additional shares, other than in connection with the Option Plans. Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued other than on a pro rata basis to current stockholders, the current ownership portion of current stockholders may be diluted. Depending upon the circumstances in which such additional shares of Common Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy content, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. Management of the Company is not aware of any possible takeover attempts at this time.

PROPOSAL 5.  SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends the ratification by the stockholders of the reappointment by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1995. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the reappointment of Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and make such statements as he or she may desire.

                             STOCKHOLDER PROPOSALS

    It is contemplated that the Company's 1996 Annual Meeting of Stockholders will be held on or about May 15, 1996. Stockholders of the Company who intend to submit proposals at the next Annual Meeting of Stockholders must submit such proposals to the Company no later than January 22, 1996. Stockholder proposals should be submitted to Steel of West Virginia, Inc., P.O. Box 2547, Huntington, West Virginia 25726, Attention: Timothy R. Duke, Vice President, Treasurer and Chief Financial Officer.

                                 ANNUAL REPORT

    The Company's Annual Report for the year ended December 31, 1994, including financial statements, is being mailed together with this Proxy Statement to the Company's stockholders of record at the close of business on May 15, 1995. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED

DECEMBER 31, 1994, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A WRITTEN REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO STEEL OF WEST VIRGINIA, INC., P.O. BOX 2547, HUNTINGTON, WEST VIRGINIA 25726,
ATTENTION: TIMOTHY R. DUKE, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL
OFFICER.

                                 OTHER BUSINESS

    The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                          By Order of the Board of Directors

                                          STEPHEN A. ALBERT
                                          Secretary

May 19, 1995

    STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                          STEEL OF WEST VIRGINIA, INC.
                           17th Street and 2nd Avenue
                         Huntington, West Virginia 25703

                                      PROXY

                       Solicited by the Board of Directors
                    for the Annual Meeting of Stockholders on
                                  June 29, 1995


The undersigned hereby appoints Robert L. Bunting, Jr. and Stephen A. Albert or either of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Steel of West Virginia, Inc. held of record by the undersigned at the close of business on May 15, 1995 at the Annual Meeting of Stockholders to be held on June 29, 1995 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.


                        The Board of Directors recommends a vote FOR each of the proposals below.

1. ELECTION OF DIRECTORS      / /  FOR all nominees listed (except            / /  WITHHOLD AUTHORITY to vote
                                    as marked to the contrary below)               for all nominees listed below


   Robert L. Bunting, Jr., Albert W. Eastburn, Daniel N. Pickens, Paul E. Thompson, Stephen A. Albert

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. PROPOSAL TO APPROVE THE STEEL OF WEST VIRGINIA, INC. 1995 EMPLOYEE STOCK OPTION PLAN.

                                / / FOR                 / / AGAINST             / / ABSTAIN

3. PROPOSAL TO APPROVE THE STEEL OF WEST VIRGINIA, INC. 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

                                / / FOR                 / / AGAINST            / /  ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 4,000,000
ADDITIONAL SHARES OF COMMON STOCK AND TO ELIMINATE ALL OF THE AUTHORIZED NON-VOTING COMMON STOCK.

5. PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

                                / / FOR                 / / AGAINST            / /  ABSTAIN


6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME
BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


_______________________________
Signature


_______________________________
Signature if held jointly